Participation Agreement:
                            ------------------------
                             Coalinga Nose Prospect
                            ------------------------
                             (Revised March 1, 2001)
                             -----------------------

A. Production Specialties Co. (Production) has entered into a farm out agreement dated January 31, 2001 with Greka AM Inc. (Greka) and Production has further farmed out to Brothers Oil and Gas (Brothers) a portion of the Greka farm out.

Brothers hereby offers Middlegate Investments Inc. (Optionee) an option to participate in a 5% working interest in the farm out set out in Exhibit A attached on the following basis:

a) Payment to Brothers of $5,000 US as a non-refundable deposit on signing this agreement no later than March 5, 2001.

b) Payment of $12,500 US on March 9, 2001 after receipt of the due diligence report and acceptance of the report by Optionee.

c) Payment of $42,500 US on or about May 1, 2001. This final payment completes the exercise of the option and funds the estimated dry hole cost of the initial test well on the project and related lease costs.

B. Brothers represents the following:

a) Production has entered into a heads of agreement and farm out with Greka dated January 31, 2001

b) Production has entered into a farm out agreement with Brothers to be dated as of January 31, 2001.


c) Terms of farm out to Brothers:

     1)  Brothers pays $15,000 US to Production on signing

     2) Brothers pays $112,500 US to Production on completion of satisfactory due diligence.

     3) Brothers pays $425,000 US to Production prior to spudding the initial test well.

     4)  Farmees earn as follows:

         i)       Pool A:

                  Initial Test Well
                  -----------------

                  Farmees pay 100% of working interest to earn a 69% net revenue interest before payout. After payout. Greka backs in for 25% working interest and farmees earn 52.50% net revenue interest.

                  Development Wells
                  -----------------
                  Farmees pay 75% working interest to earn 52.50% net revenue interest.

                  ii)      Pool B:

                           Farmees pay 50% working interest to earn 38% net revenue interest.

                  iii) On additional prospects, Brothers and Production are negotiating a 50/50 farm out as in 4)(ii). but do not guarantee this conclusion.

C. All parties agree:

a) To execute a mutually satisfactory 1992 AAPL Form 610 operating agreement naming Production or its nominee as operator. This agreement will contain, "custom of the trade" provisions.

b) To execute such other agreements as are deemed reasonable and necessary to implement the intent of these agreements.

D. Optionees represent:

a) They have received adequate information on which to base their participation.

b) They agree that in the event of any failure to pay their share of the non-refundable, due diligence, or initial (unintelligible) well payments, Brothers may, at its option, cancel these agreements and retain funds advanced as liquidated damages.

Please execute (unintelligible) copy and mail to:    Send payments to:
                                                     Brothers Oil and Gas Inc.
Brothers Oil and Gas Inc.                            C/O (unintelligible)
Box 31                                               West Hastings Blvd.
                                                     Vancouver, BC V___ 1P1
(unintelligible) Island, BC
VON 2Y0
                                     Or wire to:
Fax an executed copy to              Bank of America, University Branch (7151)
250- 839-5863                        4795 South Maryland Parkway
                                     Las Vegas, Nevada 59119
                                     (702)654-4120
                                     Transit # 122400724
                                     Account    # (unintelligible)

Optionee                               Optionee
Brothers Oil and Gas Inc.              Middlegate Investments Inc.
Signature:(unintelligible)             Signature:(unintelligible)
3rd Floor Bahamas Financial Center
Phone (250) 539-5680                   Shirley and Charlotte (unintelligible)
                                       Nassau, Bahama

                                    Exhibit A
                                   ----------

Lessors:          Greka AM and Nahama Energy

Acreage: 5000 acres + located in Fresco County, California

Optionees: receive due diligence report by Mark Andersen P.E. dated February, 26, 2001 (attached as Exhibit B)

Farm out terms (100%) Interest

a)       Non refundable deposit on signing agreement:                 $50,000 US

b)       Payment for completion of satisfactory due diligence:       $300,000 US

c)       Estimated dry hole and lease payment due on or about
         May 1, 2001:                                                $850,000 US

                                                                   $1,200.000 US

Production Specialties or Nominee to be operator of this prospect.

Initial Test Well #1 (Pool A)

a) Optionees pay 100% working interest to earn 59% net revenue interest before payout. After payout, Greka et al back in for a 25% working interest and related net revenue interest.

b) On development wells, in Pool A, drilling and earning will be on a heads up basis (75% working interest Optionees/ 25% working interest Greka et al). Optionees will earn 52.50% net revenue interest before and after payout.

Initial Test Well (Pool B)

a) 180 days after the completion of a successful test well on Pool A, a second test well will be spudded with Optionees having a 50% working interest and Greka et al a 50% working interest.

b) All subsequent wells on this pool will also be a 50/50 heads up basis.

Exh.10.2